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                                 EXHIBIT (8)(A)

          CUSTODY AGREEMENT BETWEEN THE REGISTRANT AND STAR BANK, N.A.





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                            AMENDED CUSTODY AGREEMENT
                            -------------------------

         Amended Custody Agreement ("Agreement") made as of the 7th day of February, 1997, between BB&T Mutual Funds Group, (the "Trust"), a business trust organized under the laws of Massachusetts and having its office at 3435 Stelzer Road, Columbus, Ohio 43219 and Star Bank, N.A. (the "Custodian"), a national banking association having its principal office and place of business at Star Bank Center, 425 Walnut Street, Cincinnati, Ohio 45202, which Agreement provides for the furnishing of custodian services to the Trust.

                              W I T N E S S E T H :

         that for and in consideration of the mutual promises hereinafter set forth the Trust and the Custodian agree as follows:

                                    ARTICLE I
                                   DEFINITIONS
                                   -----------

         Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

         1. "Authorized Person" shall be deemed to include the Chairman, President, Secretary, Treasurer, and the Vice Presidents, or any other person, whether or not any such person is an officer or employee of the Trust, duly authorized by the Board of Trustees of the Trust to give Oral Instructions and Written Instructions for the accounts of the investment portfolios of the Trust and listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time, subject in each case to any limitations on the authority of such person as set forth in Appendix A or any such Certificate.

         2. "Book-Entry System" shall mean the Federal Reserve/Treasury book-entry system for United States and federal agency securities, its successor or successors and its nominee or nominees, provided the Custodian has received a certified copy of a resolution of Board of Trustees of the Trust specifically approving deposits in the Book-Entry System.

         3. "Certificate" shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to the Custodian which is signed by an officer of the Trust and is actually received by the Custodian.

         4. "Depository" shall mean The Depository Trust Company ("DTC"), a clearing agency registered with the Securities and Exchange Commission, its successor or successors and its nominee or nominees. The term "Depository" shall further mean and include any other person or clearing agency authorized to act as a depository under the Investment Company Act of 1940, its successor or successors and its nominee or nominees, provided that the Custodian




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has received a certified copy of a resolution of the Board of Trustees of the
Trust specifically approving such other person or clearing agency as a depository.

         5. "Dividend and Transfer Agent" shall mean the dividend and transfer agent active, from time to time, in such capacity pursuant to a written agreement with the Trust, changes in which the Trust shall immediately report to the Custodian in writing.

         6. "Money Market Security" shall be deemed to include, without limitation, debt obligations issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof, commercial paper, obligations (including certificates of deposit, bankers' acceptances, repurchase and reverse repurchase agreements with respect to the same) and bank time deposits of domestic banks that are members of Federal Deposit Insurance Corporation, and short-term corporate obligations where the purchase and sale of such securities normally require settlement in federal funds or their equivalent on the same day as such purchase or sale.

         7. "Officers" shall be deemed to include the Chairman, the President, the Secretary, the Treasurer, and Vice Presidents of the Trust listed in the Certificate annexed hereto as Appendix A or such other Certificate as may be received by the Custodian from time to time.

         8. "Oral Instructions" shall mean oral instructions actually received by the Custodian from an Authorized Person (or from a person which the Custodian reasonably believes in good faith to be an Authorized Person) and confirmed by Written Instructions from Authorized Persons in such manner so that such Written Instructions are received by the Custodian on the next business day.

         9. "Prospectus" shall mean the currently effective prospectuses for the Trust and statement of additional information, as filed with and declared effective by the Securities and Exchange Commission.

         10. "Security or Securities" shall mean Money Market Securities, common or preferred stocks, options, bonds, debentures, corporate debt securities, notes, mortgages or other obligations, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein, or any property or assets.

         11. "Written Instructions" shall mean communication actually received by the Custodian from one Authorized Person or from one person which the Custodian reasonably believes in good faith to be an Authorized Person in writing or by telex or any other such system whereby the receiver of such communication is able to verify by codes or otherwise with a reasonable degree of certainty the authenticity of the senders of such communication.

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                                   ARTICLE II
                            APPOINTMENT OF CUSTODIAN
                            ------------------------

         1. The Trust hereby constitutes and appoints the Custodian as custodian of all the Securities and monies of each investment portfolio of the Trust and are defined as "Fund Assets".

         2. The Custodian hereby accepts appointment as such Custodian and agrees to perform the duties thereof as hereinafter set forth.

                                   ARTICLE III
                     DOCUMENTS TO BE FURNISHED BY THE TRUST
                     --------------------------------------

                  The Trust hereby agrees to furnish to the Custodian the following documents:

         1. A copy of its Agreement and Declaration of Trust (the "Declaration of Trust") and any amendments thereto, certified by its Secretary.

         2. A copy of its By-Laws certified by its Secretary.

         3. A copy of the resolution of its Board of Trustees appointing the Custodian certified by its Secretary.

         4. A copy of the most recent Prospectus of the Trust.

         5. A Certificate of the President and Secretary setting forth the names and signatures of the present officers of the Trust.

                                   ARTICLE IV
                         CUSTODY OF CASH AND SECURITIES
                         ------------------------------

         1. The Trust will deliver or cause to be delivered to the Custodian all Fund Asset, including cash received for the issuance of its shares, at any time during the period of this Agreement. The Custodian will not be responsible for such Fund Assets until actually received by it. Upon such receipt, the Custodian shall hold in safekeeping and physically segregate at all times from the property of any other persons, firms or corporations all Fund Assets received by it from or for the account of a Fund. The Custodian will be entitled to reverse any credits made on a Fund's behalf where such credits have been previously made and monies are not finally collected within 90 days of the making of such credits. The Custodian is hereby authorized by the Trust to actually deposit any Fund Assets in the Book-Entry System or in a Depository, provided, however, that the Custodian shall always be accountable to the Trust for the Fund Assets so deposited. Fund Assets deposited in the Book-Entry System or the Depository will be represented in accounts which include only assets held by the Custodian for customers, including but not limited to accounts in which the Custodian acts in a fiduciary or representative capacity.

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         2. The Custodian shall credit to a separate account or accounts in the name of a Fund all monies received by it for the account of a Fund, and shall disburse the same only:

               (a) In payment for Securities purchased for the account of a Fund, as provided in Article V;

               (b) In payment of dividends or distributions, as provided in
          Article VI hereof;

               (c) In payment of original issue or other taxes, as provided in
          Article VII hereof;

               (d) In payment for shares of a Fund redeemed by it, as provided in Article VII hereof;

               (e) Pursuant to Certificates (i) directing payment and setting forth the name and address of the person to whom the payment is to be made, the amount of such payment and the purpose for which payment is to be made (the Custodian not being required to question such direction) or (ii) if reserve requirements are established for the Trust by law or by valid regulation, directing the Custodian to deposit a specified amount of collected funds in the form of U.S. dollars at a specified Federal Reserve Bank and stating the purpose of such deposit;

               (f) In reimbursement of the expenses and liabilities of the Custodian, as provided in paragraph 10 of Article IX hereof; or

               (g) For transfer to a demand or time deposit account of a Fund in any bank, whether domestic or foreign, or in any savings and loan association.

         3. Promptly after the close of business on each day the Trust is open and valuing its portfolios, the Custodian shall furnish the Trust with a detailed statement of monies held for the Trust under this Agreement and with confirmations and a summary of all transfers to or from the account of the Funds during said day. Where Securities are transferred to the account of the Funds without physical delivery, the Custodian shall also identify as belonging to a Fund a quantity of Securities in a fungible bulk of Securities registered in the name of the Custodian (or its nominee) or shown on the Custodian's account on the books of the Book-Entry System or the Depository. At least monthly and from time to time, the Custodian shall furnish the Trust with a detailed statement of the Securities held for the Funds under this Agreement.

         4. All Securities held for a Fund, which are issued or issuable only in bearer form, except such Securities as are held in the Book-Entry System, shall be held by the Custodian in that form; all other Securities held for a Fund may be registered in the name of the Fund, in the name of any duly appointed registered nominee of the Custodian as the Custodian may from time to time determine, or in the name of the Book-Entry System or the Depository or

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their successor or successors, or their nominee or nominees. The Trust agrees to furnish to the Custodian appropriate instruments to enable the Custodian to hold or deliver in proper form for transfer, or to register in the name of its registered nominee or in the name of the Book-Entry System or the Depository, any Securities which it may hold for the account of a Fund and which may from time to time be registered in the name of the Funds. The Custodian shall hold all such Securities which are not held in the Book-Entry System by the Depository or a Sub-Custodian in a separate account or accounts in the name of each Fund segregated at all times from those of any other Fund maintained and operated by the Trust and from those of any other person or persons. The Custodian shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any Securities held for the Trust, except pursuant to Oral or Written Instructions or a Certificate, or as otherwise provided herein and only for the account of a Fund as provided herein.

         5. Unless otherwise instructed to the contrary by a Certificate, the Custodian shall with respect to all Securities held for a Fund in accordance with this Agreement:

               (a) Collect all income due or payable to the Fund with respect to the Fund Assets;

               (b) Present for payment and collect the amount payable upon all Securities which may mature or be called, redeemed, or retired, or otherwise become payable;

               (c) Surrender Securities in temporary form for definitive Securities;

               (d) Execute, as Custodian, any necessary declarations or certificates of ownership under the Federal income tax laws or the laws or regulations of any other taxing authority, including any foreign taxing authority, now or hereafter in effect; and

               (e) Hold directly, or through the Book-Entry System or the Depository with respect to Securities therein deposited, for the account of the Fund all rights and similar securities issued with respect to any Securities held by the Custodian hereunder.

         6. Upon receipt of a Certificate and not otherwise, the Custodian directly or through the use of the Book-Entry System or the Depository shall:

               (a) Execute and deliver to such persons as may be designated in such Certificate proxies, consents, authorizations, and any other instruments whereby the authority of a Fund as owner of any Securities may be exercised;

               (b) Deliver any Securities held for a Fund in exchange for other Securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

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               (c) Deliver any Securities held for the account of a Fund to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery; and

               (d) Make such transfers or exchanges of the assets of a Fund and take such other steps as shall be stated in said Certificate to be for the purpose of effectuating any duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of a Fund.

         7. The Custodian shall promptly deliver to the Trust all notices, proxy material and executed but unvoted proxies pertaining to shareholder meetings of Securities held by a Fund. The Custodian shall not vote or authorize the voting of any Securities or give any consent, waiver or approval with respect thereto unless so directed by a Certificate or Written Instruction.

         8. The Custodian shall promptly deliver to the Trust all material received by the Custodian and pertaining to Securities held by a Fund with respect to tender or exchange offers, calls for redemption or purchase, expiration of rights, name changes, stock splits and stock dividends, or any other activity involving ownership rights in such Securities.

                                    ARTICLE V
                  PURCHASE AND SALE OF INVESTMENTS OF THE FUNDS
                  ---------------------------------------------

         1. Promptly after each purchase of Securities by a Fund, the Trust shall deliver to the Custodian (i) with respect to each purchase of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each purchase of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such purchase: (a) the name of the issuer and the title of the Securities,
(b) the principal amount purchased and accrued interest, if any, (c) the date of purchase and settlement, (d) the purchase price per unit, (e) the total amount payable upon such purchase and (f) the name of the person from whom or the broker through whom the purchase was made. The Custodian shall upon receipt of Securities purchased by or for a Fund, pay out of the monies held for the account of such Fund the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions.

         2. Promptly after each sale of Securities by the Trust for the account of a Fund, the Trust shall deliver to the Custodian (i) with respect to each sale of Securities which are not Money Market Securities, a Certificate or Written Instructions, and (ii) with respect to each sale of Money Market Securities, Written Instructions, a Certificate or Oral Instructions, specifying with respect to each such sale: (a) the name of the issuer and the title of the

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Security, (b) the principal amount sold, and accrued interest, if any, (c) the date of sale, (d) the sale price per unit, (e) the total amount payable to such Fund upon such sale and (f) the name of the broker through whom or the person to whom the sale was made. The Custodian shall deliver the Securities upon receipt of the total amount payable to such Fund upon such sale, provided that the same conforms to the total amount payable as set forth in such Certificate, Written Instructions or Oral Instructions. Subject to the foregoing, the Custodian may accept payment in such form as shall be satisfactory to it, and may deliver Securities and arrange for payment in accordance with the customs prevailing among dealers in Securities.

         3. Promptly after the time as of which a Fund, either -

               (a) writes an option on Securities or writes a covered put option in respect of a Security, or

               (b) notifies the Custodian that its obligations in respect of any put or call option, as described in the Prospectus, require that the Fund deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, or

               (c) notifies the Custodian that its obligations in respect of any other Security, as described in the Prospectus, require that the Fund deposit Securities or additional Securities with the Custodian, specifying the type and value of Securities required to be so deposited, the Custodian will cause to be segregated or identified as deposited, pursuant to the Fund's obligations as set forth in the Prospectus, Securities of such kinds and having such aggregate values as are required to meet the Fund's obligations in respect thereof.

         The Trust will provide to the Custodian, as of the end of each trading day, the market value of each Fund's option liability and the market value of its portfolio of common stocks.

         4. Subject to the above provisions of Article V, on contractual settlement date, the account of the Fund will be charged for all purchases settling on that day, regardless of whether or not delivery is made. On contractual settlement date, sale proceeds will likewise be credited to the account of the Fund irrespective of delivery.

         In the case of "sale fails", the Custodian may request the assistance of the Fund in making delivery of the failed Security.

                                   ARTICLE VI
                      PAYMENT OF DIVIDENDS OR DISTRIBUTIONS
                      -------------------------------------

         1. The Trust shall furnish to the Custodian a copy of the resolution of the Board of Trustees, certified by the Secretary, either (i) setting forth the date of the declaration of any dividend or distribution in respect of shares of a Fund, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount

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payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent of the Fund on the payment date, or (ii) authorizing the declaration of dividends and distributions in respect of shares of a Fund on a daily basis and authorizing the Custodian to rely on Written Instructions or a Certificate setting forth the date of the declaration of any such dividend or distribution, the date of payment thereof, the record date as of which Fund shareholders entitled to payment shall be determined, the amount payable per share to Fund shareholders of record as of that date and the total amount to be paid by the Dividend and Transfer Agent on the payment date.

         2. Upon the payment date specified in such resolution, Written Instructions or Certificate, as the case may be, the Custodian shall arrange for such payments to be made by the Dividend and Transfer Agent out of monies held for the account of a Fund.

                                   ARTICLE VII
                   SALE AND REDEMPTION OF SHARES OF THE FUNDS
                   ------------------------------------------

         1. The Custodian shall receive and credit to the account of a Fund such payments for shares of the Fund issued or sold from time to time as are received from the distributor for the Fund's shares, from the Dividend and Transfer Agent of the Fund, or from the Trust.

         2. Upon receipt of Written Instructions, the Custodian shall arrange for payment of redemption proceeds to be made by the Dividend and Transfer Agent out of the monies held for the account of a Fund in the total amount specified in the Written Instructions.

         3. Notwithstanding the above provisions regarding the redemption of any shares of a Fund, whenever shares of a Fund which is marked by an asterisk on Appendix B, are redeemed pursuant to any check redemption privilege which may from time to time be offered by the Fund, the Custodian, unless otherwise subsequently instructed by Written Instructions shall, upon receipt of any Written Instructions setting forth that the redemption is in good form for redemption in accordance with the check redemption procedure, honor the check presented as part of such check redemption privilege out of the money held in the account of such Fund for such purposes.

                                  ARTICLE VIII
                                  INDEBTEDNESS
                                  ------------

         In connection with any borrowings, the Trust will cause to be delivered to the Custodian by a bank or broker (including the Custodian, if the borrowing is from the Custodian), requiring Securities as collateral for such borrowings, a notice or undertaking in the form currently employed by any such bank or broker setting forth the amount which such bank or broker will loan to a Fund against delivery of a stated amount of collateral. The Trust shall promptly deliver to the Custodian a Certificate specifying with respect to each such borrowing: (a) the name of the bank or broker, (b) the amount and terms of the borrowing, which may be set forth by incorporating by reference an attached promissory note, duly endorsed by the Trust, acting on behalf of the Fund, or other loan agreement, (c) the date and

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time, if known, on which the loan is to be entered into, (d) the date on which the loan becomes due and payable, (e) the total amount payable to a Fund on the borrowing date, (f) the market value of Securities collateralizing the loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities and (g) a statement that such loan conforms with the Investment Company Act of 1940 and the then current Prospectus. The Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral and the executed promissory note, if any, against delivery by the lending bank or broker of the total amount of the loan payable provided that the same conforms to the total amount payable as set forth in the Certificate. The Custodian may, at the option of the lending bank or broker, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the lending bank or broker, by virtue of any promissory note or loan agreement. The Custodian shall deliver in the manner directed by the Trust from time to time such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this paragraph. The Trust shall cause all Securities released from collateral status to be returned directly to the Custodian and the Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Trust fails to specify in a Certificate or Written Instructions the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by the Custodian, the Custodian shall not be under any obligation to deliver any Securities. The Custodian may require such reasonable conditions with respect to such collateral and its dealings with third-party lenders as it may deem appropriate.

                                   ARTICLE IX
                            CONCERNING THE CUSTODIAN
                            ------------------------

         1. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage, including counsel fees, resulting from its action or omission to act or otherwise, except for any such loss or damage arising out of its own negligence, bad faith or willful misconduct. The Trust, on behalf of a Fund and only from Fund Assets (or insurance purchased by the Trust with respect to its liabilities on behalf of a Fund hereunder), shall defend, indemnify and hold harmless the Custodian and its directors, officers, employees and agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Trust's duties with respect to a Fund hereunder or any other action or inaction of the Trust or its Directors, officers, employees or agents, except such as may arise from the negligent action, omission or willful misconduct of the Custodian, its directors, officers, employees or agents. The Custodian shall defend, indemnify and hold harmless the Trust and its Trustees, officers, employees or agents with respect to any loss, claim, liability or cost (including reasonable attorneys' fees) arising or alleged to arise from or relating to the Custodian's duties with respect to a Fund hereunder or any other action or inaction of the Custodian or its directors, officers, employees, agents, nominees or Sub-Custodians, except such as may arise from the negligent action, omission or willful misconduct of the Trust, its Trustees, officers, employees or agents. The Custodian may, with respect to questions of law apply for and obtain the advice and opinion of counsel to the Trust at the expense of a Fund, or of its own counsel at its own expense, and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the

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advice or opinion of counsel to the Trust, and shall be similarly protected with respect to anything done or omitted by it in good faith in conformity with advice or opinion of its counsel, unless counsel to the Trust shall, within a reasonable time after being notified of legal advice received by the Custodian, have a differing interpretation of such question of law. The Custodian shall be liable to the Trust for any proximate loss or damage resulting from the use of the Book-Entry System or any Depository arising by reason of any negligence, misfeasance or misconduct on the part of the Custodian or any of its employees, agents, nominees or Sub-Custodians but not for any special, incidental, consequential, or punitive damages; provided, however, that nothing contained herein shall preclude recovery by the Trust of principal and of interest to the date of recovery on, Securities incorrectly omitted from a Fund's account or penalties imposed on the Trust for any failures to deliver Securities.

                  In any case in which one party hereto may be asked to indemnify the other or hold the other harmless, the party from whom indemnification is sought (the "Indemnifying Party") shall be advised of all pertinent facts concerning the situation in question, and the party claiming a right to indemnification (the "Indemnified Party") will use reasonable care to identify and notify the Indemnifying Party promptly concerning any situation which presents or appears to present a claim for indemnification against the Indemnifying Party. The Indemnifying Party shall have the option to defend the Indemnified Party against any claim which may be the subject of the indemnification, and in the event the Indemnifying Party so elects, such defense shall be conducted by counsel chosen by the Indemnifying Party and satisfactory to the Indemnified Party and the Indemnifying Party will so notify the Indemnified Party and thereupon such Indemnifying Party shall take over the complete defense of the claim and the Indemnifying Party shall sustain no further legal or other expenses in such situation for which indemnification has been sought under this paragraph, except the expenses of any additional counsel retained by the Indemnified Party. In no case shall any party claiming the right to indemnification confess any claim or make any compromise in any case in which the other party has been asked to indemnify such party (unless such confession or compromise is made with such other party's prior written consent).

                  The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

         2. Without limiting the generality of the foregoing, the Custodian, acting in the capacity of Custodian hereunder, shall be under no obligation to inquire into, and shall not be liable for:

               (a) The validity of the issue of any Securities purchased by or for the account of a Fund, the legality of the purchase thereof, or the propriety of the amount paid therefor;

               (b) The legality of the sale of any Securities by or for the account of a Fund, or the propriety of the amount for which the same are sold;

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            (c) The legality of the issue or sale of any shares of a Fund, or the sufficiency of the amount to be received therefor;

               (d) The legality of the redemption of any shares of a Fund, or the propriety of the amount to be paid therefor;

               (e) The legality of the declaration or payment of any dividend by the Trust in respect of shares of a Fund;

               (f) The legality of any borrowing by the Trust, on behalf of a Fund, using Securities as collateral;

               (g) The sufficiency of any deposit made pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof,

         3. The Custodian shall not be liable for any money or collected funds in U.S. dollars deposited in a Federal Reserve Bank in accordance with a Certificate described in clause (ii) of paragraph 2(e) of Article IV hereof, nor be liable for or considered to be the Custodian of any money, whether or not represented by any check, draft, or other instrument for the payment of money, received by it on behalf of a Fund until the Custodian actually receives and collects such money directly or by the final crediting of the account representing a Fund's interest at the Book-Entry System or Depository.

         4. The Custodian shall not be under any duty or obligation to take action to effect collection of any amount due to a Fund from the Dividend and Transfer Agent nor to take any action to effect payment or distribution by the Dividend and Transfer Agent of any amount paid by the Custodian to the Dividend and Transfer Agent in accordance with this Agreement.

         5. Income due or payable to a Fund with respect to Fund Assets will be credited to the account of the Fund as follows:

               (a) Dividends will be credited on the first business day following payable date irrespective of collection.

               (b) Interest on fixed rate municipal bonds and debt securities issued or guaranteed as to principal and/or interest by the government of the United States or agencies or instrumentalities thereof (excluding securities issued by the Government National Mortgage Association) will be credited on payable date irrespective of collection.

               (c) Interest on fixed rate corporate debt securities will be credited on the first business day following payable date irrespective of collection.

               (d) Interest on variable and floating rate debt securities and debt securities issued by the Government National Mortgage Association will be credited upon the Custodian's receipt of funds.

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               (e) Proceeds from options will be credited upon the Custodian's receipt of funds.

         6. Notwithstanding paragraph 5 of this Article IX, the Custodian shall not be under any duty or obligation to take action on behalf of any Fund of the Trust to effect collection of any amount, if the Securities upon which such amount is payable are in default, or if payment is refused after due demand or presentation, unless and until (i) it shall be directed to take such action by a Certificate and (ii) the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it. The Custodian will, however, promptly notify the Trust in writing of such default and refusal to pay.

         7. The Custodian may appoint one or more financial or banking institutions, as Depository or Depositories or as Sub-Custodian or Sub-Custodians, provided, however, that any such Depository or Sub-Custodian be eligible to act as such under the Investment Company Act of 1940, including, but not limited to, banking institutions located in foreign countries, of Securities and monies at any time owned by a Fund, upon terms and conditions approved in a Certificate. Current Depository(s) and Sub-Custodian(s) are noted in Appendix C. The Custodian shall not be relieved of any obligation or liability under this Agreement in connection with the appointment or activities of such Depositories or Sub-Custodians.

         8. The Custodian shall not be under any duty or obligation to ascertain whether any Securities at any time delivered to or held by it for the account of a Fund are such as properly may be held by the Fund under the provisions of the Declaration of Trust and the Trust's By-Laws.

         9. The Custodian shall treat all records and other information relating to the Trust, the Funds and the Fund Assets as confidential and shall not disclose any such records or information to any other person unless (a) the Trust shall have consented thereto in writing or (b) such disclosure is compelled by law.

         10. The Custodian shall be entitled to receive and the Trust agrees to pay to the Custodian, for a Fund's account from Fund Assets only, such compensation as shall be determined pursuant to Appendix D attached hereto, or as shall be determined pursuant to amendments to such Appendix approved by the Custodian and the Trust. The Custodian shall be entitled to charge against any money held by it for the account of a Fund the amount of any loss, damage, liability or expense, including counsel fees, for which it shall be entitled to reimbursement under the provisions of this Agreement as determined by agreement of the Custodian and the Trust or by the final order of any court or arbitrator having jurisdiction and as to which all rights of appeal shall have expired. The expenses which the Custodian may charge against the account of a Fund include, but are not limited to, the expenses of Sub-Custodians incurred in settling transactions involving the purchase and sale of Securities of the Fund.

         11. The Custodian shall be entitled to rely upon any Certificate. The Custodian shall be entitled to rely upon any Oral Instructions and any Written Instructions actually received by the Custodian pursuant to Article IV or V hereof. The Trust agrees to forward to the Custodian Written Instructions from Authorized Persons confirming Oral Instructions in such manner so that such Written Instructions are received by the Custodian, whether by hand delivery, telex or otherwise, on the first business day following the day on which such Oral Instructions are given to the Custodian. The Trust agrees that the fact that such confirming instructions are not received by the Custodian shall in no way affect the validity of the transactions or enforceability of the transactions hereby authorized by the Trust. The Trust agrees that the Custodian shall incur no liability to the Trust in acting upon Oral Instructions given to the Custodian hereunder concerning such transactions.

         12. The Custodian will (a) set up and maintain proper books of account and complete records of all transactions in the accounts maintained by the Custodian hereunder in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31 a-1 and 31 a-2 thereunder, and (b) preserve for the periods prescribed by applicable Federal statute or regulation all records required to be so preserved. All books and records shall be the property of the Trust and shall be open to inspection and audit at reasonable times and with prior notice by Officers and auditors employed by the Trust.

         13. The Custodian and its Sub-Custodians shall promptly send to the Trust, for the account of the Funds, any report received on the systems of internal accounting control of the Book-Entry System or the Depository and with such reports on their own systems of internal accounting control as the Trust may reasonably request from time to time.

         14. The Custodian performs only the services of a custodian and shall have no responsibility for the management, investment or reinvestment of the Securities from time to time owned by the Funds. The Custodian is not a selling agent for shares of the Funds and performance of its duties as a custodial agent shall not be deemed to be a recommendation to the Custodian's depositors or others of shares of a Fund as an investment.

                                    ARTICLE X
                                   TERMINATION
                                   -----------

         1. Either of the parties hereto may terminate this Agreement for any reason by giving to the other party a notice in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. If such notice is given by the Trust, it shall be accompanied by a copy of a resolution of the Board of Trustees of the Trust, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits and which shall be eligible to act as a Custodian under the Investment Company Act of 1940. In the event such notice is given by the Custodian, the Trust shall, on or before the termination date, deliver to the Custodian a copy of a resolution of its Board of Trustees, certified by the Secretary, designating a successor custodian or custodians. In the absence of such designation by the Trust, the Custodian may designate a successor custodian which shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus, and undivided profits and which shall be eligible to act as a Custodian under the Investment Company Act of 1940. Upon the date set forth in such notice this Agreement shall terminate, and the Custodian, provided that it has received a notice of acceptance by the successor custodian, shall deliver, on that date, directly to the successor custodian all Securities and monies then owned by a Fund and held by it as Custodian. Upon termination of this Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination. The Trust agrees that the Custodian shall be reimbursed for its reasonable costs in connection with the termination of this Agreement.

         2. If a successor custodian is not designated by the Trust or by the Custodian in accordance with the preceding paragraph, or the designated successor cannot or will not serve, the Trust shall upon the delivery by the Custodian to the Trust of all Securities (other than Securities held in the Book-Entry System which cannot be delivered to the Trust) and monies then owned by a Fund, other than monies deposited with a Federal Reserve Bank pursuant to a Certificate described in clause (ii) of paragraph 2(e) of Article IV, be deemed to be the custodian for a Fund, and the Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities held in the Book-Entry System which cannot be delivered to the Trust to hold such Securities hereunder in accordance with this Agreement.

                                   ARTICLE XI
                                  MISCELLANEOUS
                                  -------------

         1. Appendix A sets forth the names and the signatures of all Authorized Persons. The Trust agrees to furnish to the Custodian, a new Appendix A in form similar to the attached Appendix A, if any present Authorized Person ceases to be an Authorized Person or if any other or additional Authorized Persons are elected or appointed. Until such new Appendix A shall be received, the Custodian shall be fully protected in acting under the provisions of this Agreement upon Oral Instructions or signatures of the present Authorized Persons as set forth in the last delivered Appendix A.

         2. No recourse under any obligation of this Agreement or for any claim based thereon shall be had against any organizer, shareholder, Officer, Director, past, present or future as such, of the Trust or of any predecessor or successor, either directly or through the Trust or any such predecessor or successor, whether by virtue of any constitution, statute or rule of law or equity, or be the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Agreement and the obligations thereunder are enforceable solely against Fund Assets, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the organizers, shareholders, Officers, Trustees of the Trust or of any predecessor or successor, or any of them as such, because of the obligations contained in this Agreement or implied therefrom and that any and all such liability is hereby expressly waived and released by the Custodian as a condition of, and as a consideration for, the execution of this Agreement.

         3. The names "BB&T Mutual Funds Group" and "The Trustees of BB&T Mutual Funds Group" refer respectively to the Trust created and the Trustees, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of October 1, 1987, to which reference is hereby made and a copy of which is on file at the office of the Secretary of the Commonwealth of Massachusetts and elsewhere as required by law, and to any and all amendments thereto filed or hereafter filed. The obligations of "BB&T Mutual Funds Group" entered into in the name or on behalf of thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the Trustees, Shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with any series of shares of the Trust must look solely to the assets of the Trust belonging to such series for the enforcement of any claims against the Trust.

         4. Such provisions of the Prospectus of the Fund and any other documents (including advertising material) specifically mentioning the Custodian (other than merely by name and address) shall be reviewed with the Custodian by the Trust.

         5. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Custodian, shall be sufficiently given if addressed to the Custodian and mailed or delivered to it at its offices at Star Bank Center, 425 Walnut Street, M. L. 6118, Cincinnati, Ohio 45202, attention Trust Custody Services Department, or at such other place as the Custodian may from time to time designate in writing.

         6. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Trust shall be sufficiently given when delivered to the Trust or on the second business day following the time such notice is deposited in the U.S. mail postage prepaid and addressed to the Trust at its office at 3435 Stelzer Road, Columbus, Ohio 43219, or at such other place as the Trust may from time to time designate in writing.

         7. This Agreement with the exception of Appendices A, B and C may not be amended or modified in any manner except by a written agreement executed by both parties with the same formality as this Agreement, and authorized and approved by a resolution of the Board of Trustees of the Trust.

         8. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by the Trust or by the Custodian, and no attempted assignment by the Trust or the Custodian shall be effective without the written consent of the other party hereto.

         9. This Agreement shall be construed in accordance with the laws of the State of Ohio.

         10. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective Officers, thereunto duly authorized as of the day and year first above written.

ATTEST:                                BB&T Mutual Funds Group

  /s/                                  By:  Richard B. Ille
----------------------                    --------------------------

ATTEST:                                Star Bank, N.A.

  /s/                                  By:  /s/ Marsha A. Croxton
----------------------                    --------------------------

                                       By:  /s/ Lynnette C. Gibson
                                          --------------------------

                                   APPENDIX A

                                BOARD OF TRUSTEES

                          Authorized Persons           Specimen Signatures

President:
                          ------------------           -------------------

Secretary:
                          ------------------           -------------------

Treasurer:
                          ------------------           -------------------

Vice President:
                          ------------------           -------------------

Adviser Employees:         *
                          ------------------           -------------------

                           *
                          ------------------           -------------------


                           *
                          ------------------           -------------------

*Authority restricted; does not include: (i) authority to sign checks on Fund accounts or make other withdrawals or distributions of Fund monies or (ii) such other authority as may be withheld or limited by a Certificate or Written Instructions signed by two Officers of the Trust and delivered to the Custodian.

                                       BB&T Mutual Funds Group

                                       By: /s/ Richard B. Ille
                                          ----------------------

                                       Date:
                                            --------------------
                                       Star Bank, N.A.

                                       By: /s/ Marsha A. Croxton
                                          ----------------------
                                       Date: 2/10/97
                                            --------------------
                                       A-1

                                   APPENDIX B

NAME OF FUND
------------

*The BB&T U. S. Treasury Money Market Fund

 The BB&T Short-Intermediate U. S. Government Income Fund

 The BB&T Intermediate U. S. Government Bond Fund

 The BB&T North Carolina Intermediate Tax-Free Fund

 The BB&T Growth and Income Stock Fund

 The BB&T Capital Manager Growth Fund

 The BB&T Capital Manager Moderate Growth Fund

 The BB&T Capital Manager Conservative Growth Fund

                                       BB&T Mutual Funds Group

                                       By: /s/ Richard B. Ille
                                          --------------------------

                                       Date:
                                            ------------------------
                                       Star Bank, N.A.

                                       By: /s/ Marsha A. Croxton
                                          --------------------------
                                       Date: 2/10/97
                                            ------------------------

                                   APPENDIX C

         The following Depository(s) and Sub-Custodian(s) are employed currently by Star Bank, N.A. for securities processing and control . . .

                           The Depository Trust Company (New York)
                           7 Hanover Square
                           New York, NY  10004

                           The Federal Reserve Bank
                           Cincinnati and Cleveland Branches

                           Bankers Trust Company
                           16 Wall Street
                           New York, NY  10005

                                   APPENDIX D

                          CUSTODY COMPENSATION SCHEDULE

Star Bank, N.A. as Custodian, will receive monthly compensation for services according to the terms of the following schedule:

         I.   PORTFOLIO TRANSACTION FEES:
              ---------------------------

              (a)    For each repurchase agreement transaction           $ 7.00

              (b)    For each portfolio transaction processed through    $10.00
                     DTC or Federal Reserve

              (c)    For each portfolio transaction processed through    $25.00
                     our New York custodian

              (d)    For each GNMA/Amortized Security Purchase           $40.00

              (f)    For each GNMA Prin/Int Paydown, GNMA Sales          $ 8.00

              (g)    For each option/future contract written,            $25.00
                     exercised or expired

              (h)    For each disbursement (Fund expenses only)          $ 5.00

              (i)    Wires:

                      Telephone            ECDA (PC-customer
                      (initiated)             initiated)
                      -----------             ----------

              Incoming (with notification)       $8.00   $5.50
              Outgoing (Repetitive)              $8.00   $6.75
              Outgoing (Non-repetitive)          $8.00   Not yet available

A transaction is a purchase/sale of a security, free receipt/free delivery (excludes initial conversion), maturity, tender or exchange.

         II.  MONTHLY BASE FEE PER ACCOUNT      $400.00
              ----------------------------

         III. OUT-OF-POCKET EXPENSES
              ----------------------

         The only out-of-pocket expenses charged to your account will be shipping fees or transfer fees.

         IV. IRA DOCUMENTS
             -------------

         Per Shareholder/year to hold each IRA Document    $8.00

         V.  EARNINGS CREDITS
             ----------------

         On a monthly basis any earnings credits generated from uninvested custody balances will be first applied against any cash management service fees and then to custody transaction fees (as referenced in item #1 above). Earnings credits are based on the average yield on the 91 day U.S. Treasury Bill for the preceding thirteen weeks less the 10% reserve.

         All compensation is payable monthly.

                                            BB&T Mutual Funds Group

                                            By: /s/ Richard B. Ille
                                                ----------------------
                                            Date:
                                                 ---------------------
                                            Star Bank, N.A.

                                            By: /s/ Marsha A. Croxton
                                                ----------------------
                                            Date: 2/10/97
                                                 ---------------------
                                       D-2